UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2018

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1325 Avenue of Americas, 28th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2018 Annual Meeting of Stockholders of Brainstorm Cell Therapeutics Inc. (the “Company”), held on November 29, 2018, the Company’s stockholders approved amendments (the “Amendments”) to the Company’s 2014 Stock Incentive Plan and the Company’s 2014 Global Share Option Plan (together, the “Plans”) to increase the shared pool of shares available for issuance under the Company’s current equity plans by 1,800,000 additional shares (from 2,200,000 to 4,000,000 shares) of Company Common Stock. The Amendments were approved by the Company’s Board of Directors on October 3, 2018, subject to the approval of the Company’s stockholders, and became effective upon the November 29, 2018 stockholders’ approval.

A more complete description of the terms of the Plans and the Amendments can be found in the description of Proposal No. 4 (pages 11 through 22) in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 10, 2018. The foregoing descriptions of the Amendments are qualified in their entirety by reference to the Amendments, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this report and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2018 Annual Meeting of Stockholders of the Company was held on November 29, 2018 at 3 University Plaza Drive, Suite 320, Hackensack, NJ 07601. The following actions were taken at the Annual Meeting:

1. The six nominees (listed below) for election to the Company’s Board of Directors were elected to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal, based upon the following votes:

	Votes For	Votes Withheld	Votes Against	Abstentions	Broker Non-Votes
Dr. Irit Arbel	4,311,645	495,446	N/A	N/A	9,511,051
Dr. June S. Almenoff	4,759,215	47,876	N/A	N/A	9,511,051
Dr. Anthony Polverino	4,756,365	50,726	N/A	N/A	9,511,051
Chen Schor	4,071,223	735,868	N/A	N/A	9,511,051
Malcolm Taub	4,298,657	508,434	N/A	N/A	9,511,051
Uri Yablonka	4,742,716	64,375	N/A	N/A	9,511,051

2. The proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers was approved based upon the following votes:

Votes For	Votes Withheld	Votes Against	Abstentions	Broker Non-Votes
4,606,260	N/A	93,794	107,037	9,511,051

3. The proposal to approve on a non-binding advisory basis, the frequency of holding future stockholder votes regarding the compensation of the Company’s named executive officers was approved, based upon the following votes:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
1,009,336	566,849	3,154,004	76,902	N/A

Consistent with the recommendation of the Company’s Board of Directors to stockholders that future stockholder votes on executive compensation occur every three years, and in light of the Proposal 3 voting results, the Company has determined that it will hold an advisory vote on the compensation of named executive officers every three years.

4. The proposal to approve amendments to the Company’s 2014 Stock Incentive Plan and the Company’s 2014 Global Share Option Plan to increase the shared pool of shares available for issuance under the Company’s current equity plans by 1,800,000 additional shares (from 2,200,000 to 4,000,000 shares) of Company Common Stock was approved, based upon the following votes:

Votes For	Votes Withheld	Votes Against	Abstentions	Broker Non-Votes
3,339,222	N/A	1,020,488	447,381	9,511,051

5. The proposal to ratify the appointment of Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu Limited, as the Company’s independent registered public accounting firm for the Company’s current fiscal year was approved, based upon the following votes:

Votes For	Votes Withheld	Votes Against	Abstentions	Broker Non-Votes
13,867,184	N/A	201,935	249,023	N/A

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 2 to 2014 Stock Incentive Plan

10.2	Amendment No. 2 to 2014 Global Share Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: November 30, 2018	By:	/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer and President